SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               I.D. SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                                  22-3270799
     (State of Incorporation                         (I.R.S. Employer
         or Organization)                          Identification No.)


             90 Williams Street Suite 402, New York, New York 10038
               (Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box.|X| If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.|_|

Securities Act Registration Statement File Number to which this Form relates:
                                                                       333-76947
                                                                       ---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                    Name of Each Exchange on Which
to be so Registered                    Each Class is to be Registered

Common Stock, $.01 Par Value         The Nasdaq Stock Market, Inc./Boston Stock
----------------------------         ------------------------------------------
                                     Exchange, Inc.
                                     -------------


Securities to be registered pursuant to Section 12(g) of the Act:  None.

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Item 1.    Description of Registrant's Securities to be Registered.

           Information required by this Item 1 relating to the Registrant's Common Stock, is incorporated by reference to the Registrant's Registration Statement on Form SB-2, Amendment No. 2 (File No. 333-76947) (the "Registration Statement"), which was filed with the Securities and Exchange Commission on June 8, 1999, under the section captioned "Description of Securities," on page 38 of the prospectus contained therein. Such description will be included in a form of prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

           Pursuant to instuction II of Form 8-A, copies of all exhibits filed with the Registration Statement, as amended, have been filed with the Nasdaq Stock Exchange and with the Boston Stock Exchange, and are incorporated herein by reference, but are not being filed herein.


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


                                    SIGNATURE


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     I.D. SYSTEMS, INC.


Date: June 8, 1999                   By: /s/ Jeffrey M. Jagid
                                        ----------------------------------------
                                        Jeffrey M. Jagid, Chief Operating
                                        Officer and General Counsel



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